1 US-DOCS\171017770.2 RELEASE AGREEMENT THIS RELEASE AGREEMENT (hereinafter this “Agreement”) is entered into effective as of the Effective Date (as defined below) between Adrianne Lee (hereinafter the “Employee”) and Bed Bath & Beyond, Inc. (hereinafter the “Company”), collectively, the “Parties.” RECITALS WHEREAS, Employee was employed as the Company’s President and Chief Financial Officer pursuant to that certain Offer Letter dated March 10, 2025 as corrected pursuant to the Corrected Offer Letter dated August 19, 2025 (collectively, the “Offer Letter”). WHEREAS, Employee ceased serving as the Company’s President on April 2, 2026, upon the appointment of a successor President by the Company’s Board of Directors, at which time Employee continued to serve as the Company’s Chief Financial Officer. WHEREAS, Employee resigned as the Company’s Chief Financial Officer effective Monday, April 27, 2026 (the “Separation Date”). WHEREAS, the Company is willing to offer Employee the accelerated vesting described below as provided in this Agreement, subject to the occurrence of the Effective Date and Employee’s compliance with the terms of this Agreement. AGREEMENT NOW, THEREFORE, in consideration of the covenants, representations, releases, and obligations contained herein, the sufficiency of which are expressly acknowledged by the Company and by Employee, the Parties hereby agree as follows: 1. Termination Date; Director and Officer Positions. Employee agrees and recognizes that Employee’s employment relationship with Company as President and Chief Financial Officer, its subsidiaries, affiliates, and successors permanently and irrevocably ceased as of no later than the Separation Date. Further, Employee hereby confirms her resignation as President and Chief Financial Officer of the Company and its affiliates, and from all other offices she held with the Company and its affiliates, as of no later than the Separation Date. Employee shall cooperate with the Company in evidencing such resignations in writing as required by the Company. 2. Unconditional Obligations. The Company and Employee acknowledge that, regardless of whether Employee accepts this Agreement, Employee shall be paid her salary through the Separation Date, and she shall be entitled to reimbursement of business expenses through the Separation Date, if any, that shall be submitted and paid in accordance with Company business expense reimbursement policies (the “Accrued Obligations”). Employee further acknowledges that she shall receive notice under separate cover concerning her right to continue her insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and that she is solely responsible for electing or declining such coverage and paying the applicable premiums to secure such coverage. 3. Treatment of Equity Awards. (a) Acceleration of Non-Contingent RSUs. Subject to the occurrence of the Effective Date within the time period set forth herein and Employee’s continued compliance with the terms of this

2 US-DOCS\171017770.2 Agreement and the Confidentiality Agreements (as defined below), the Company will provide Employee with the following accelerated vesting. As of the Separation Date, Employee holds an aggregate of 150,225 unvested time-based restricted stock units (“RSUs”) which are not contingent on shareholder approval (the “Non-Contingent RSUs”). Employee further acknowledges that she has been granted an additional 33,470 RSUs that are contingent upon shareholder approval at the Company’s 2026 annual meeting of shareholders (the “Contingent RSUs”). As of the Separation Date, all of Employee’s Contingent RSUs shall be forfeited and cancelled. As of the Effective Date, Employee shall vest in all of Employee’s outstanding Non- Contingent RSUs (representing a total of 150,225 RSUs), which vesting shall occur as of the Effective Date. (b) Cancellation and Forfeiture of PSUs. As of the Separation Date, Employee holds the following unvested performance shares (“PSUs”): (i) 90,000 PSUs (at “target” performance levels) granted to Employee on February 20, 2024 (the “2024 PSUs”); (ii) 10,000 PSUs granted to Employee on February 20, 2024 (the “2024 Revenue PSUs”); and (iii) 42,620 PSUs (at “earned” performance levels certified and ratified by the board of directors on February 4, 2026) granted to Employee on February 4, 2025, and March 10, 2025 (the “2025 PSUs”). Employee further acknowledges that she has been granted an additional 133,470 PSUs (at “target” performance) that are contingent upon shareholder approval at the Company’s 2026 annual meeting of shareholders. As of the Separation Date, all of Employee’s PSUs, including any such contingent PSUs, shall be forfeited and cancelled. (c) No Other Separation Benefits. Except as set forth in this paragraph 3, Employee is not owed wages, commissions, bonuses or other compensation, other than the Accrued Obligations. Employee acknowledges that the accelerated vesting benefits in this paragraph 3 represent the only separation benefits to which Employee is entitled from the Company as a result of the occurrence of the Separation Date, that Employee is not eligible for any severance benefits under the Company’s Key Employee Severance Plan as a result of her resignation of employment, and Employee acknowledges and agrees that the accelerated vesting benefits exceed any amounts to which Employee is entitled by law or contract, and that Employee will not receive any of the foregoing accelerated vesting benefits if the Effective Date does not occur or if Employee violates the provisions of this Agreement or the Confidentiality Agreements. 4. Release and Discharge. (a) For the good and valuable consideration set forth herein, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the foregoing recitals and provisions above, which by this reference are incorporated herein, Employee hereby fully and forever releases and discharges the Company, its subsidiaries and affiliates (together, the “Company Group”), and its and their members, shareholders, officers, directors, agents, employees, assigns, managers, partners, and board members (collectively, the “Releasees”) from any and all claims, demands, actions, causes of action, judgments and liabilities of any kind or nature whatsoever in law, equity or otherwise, whether known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement relating to Employee’s employment or service with the Company Group or termination from any position, including but not limited to the following: i. Any claim by Employee that the Company Group discriminated against Employee on the basis of race, sex, religion, age, national origin or handicap in violation of any state or federal law, including Title VII of the Civil Rights Act of 1964, as amended, the Family Medical Leave Act, the Americans with Disabilities Act, as amended, the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act) (the “ADEA”), or similar state or local laws.

3 US-DOCS\171017770.2 ii. Any claim under federal, state, or local law regarding health benefits, retirement benefits or life insurance benefits. iii. Any claim in tort that the Company Group negligently, intentionally, maliciously, or wantonly caused damage to Employee. iv. Any claim under federal, state, or local law the Company Group inflicted emotional distress either intentionally or negligently on Employee. v. Any claim under federal, state, or local law against the Company Group sounding in contract, oral or written, express or implied, or any other agreement or promise. vi. Any claim that the Company Group owes any sort of compensation, bonus, or money to Employee. (b) Notwithstanding anything in this Agreement to the contrary, Employee does not waive any rights Employee may have (i) under COBRA; (ii) to the Accrued Obligations and Employee’s vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans as of the Separation Date; (iii) to benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iv) to pursue claims which by law cannot be waived and/or which may arise after the execution of this Agreement; (v) to her rights, if any, to indemnification or advancement from the Company as an officer, whether pursuant to any agreement or by operation of law; and/or (vi) to enforce this Agreement. Employee expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims (notwithstanding any state or local statute that expressly limits the effectiveness of a release of unknown, unsuspected and unanticipated claims), if any, as well as those relating to any other claims hereinabove mentioned or implied. Employee acknowledges that he may hereafter discover claims or facts in addition to or different than those which he now knows or believes to exist with respect to the subject matter of the release set forth above and which, if known or suspected at the time of entering into this Agreement, may have materially affected this Agreement and his decision to enter into it. Employee acknowledges and agrees that this waiver is an essential and material term of this Agreement and that without such waiver the Company would not have agreed to the terms of this Agreement. (c) Employee acknowledges that this Agreement was presented to her on April 27, 2026, and that Employee is entitled to have twenty-one (21) days’ time following such date in which to consider it (the “Review Period”). Employee further acknowledges that the Company has advised her that she is waiving his rights under the ADEA, and that Employee has the right to and should consult with an attorney of her choice before signing this Agreement, and Employee has had sufficient time to consider the terms of this Agreement. Employee represents and acknowledges that if Employee executes this Agreement before twenty-one (21) days have elapsed, Employee does so knowingly, voluntarily, and upon the advice and with the approval of Employee’s legal counsel (if any), and that Employee voluntarily waives any remaining consideration period. (d) Employee understands that after executing this Agreement, Employee shall have a period of seven (7) days from the date immediately following the date of her execution of it in which Employee may revoke this Agreement at Employee’s sole election by notifying the Company in writing (the “Revocation Period”). Employee also understands that any revocation of this Agreement must be made in writing and delivered of the Company via email to melismith@beyond.com within the seven (7) day Revocation Period. In the event Employee does not exercise her right to revoke this Agreement, this

4 US-DOCS\171017770.2 Agreement shall become effective on the date immediately following the Revocation Period (the “Effective Date”). (e) Employee further understands that Employee will not be given any of the accelerated vesting benefits under this Agreement unless she executes this Agreement on or before the last day of the Review Period and allows the Revocation Period to lapse without exercising her right of revocation. The Parties agree that any material or immaterial changes to this Agreement shall not extend the deadline for the occurrence of the Effective Date. (f) Employee further represents, and warrants that Employee has not filed any suit, claims, or charges with any court or governmental agency, and agrees, represents, and warrants that Employee will not file any suit, claims or charges with any court or governmental agency, in any jurisdiction, relating to or arising out of Employee’s employment with the Company. Employee represents that the Employee has no lawsuits, claims, or actions pending in the Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee's own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. Employee confirms that the Employee has no knowledge of any wrongdoing involving improper or false claims against any governmental agency, or any other wrongdoing that involves Employee or any other present or former Company employees, including violations of the applicable laws. 5. Protection of Proprietary and Confidential Information; Restrictive Covenants. (a) Employee hereby acknowledges that during the course of employment, Employee was privy to confidential and/or proprietary scientific, technical, and/or business information (hereinafter “Confidential Information”). Subject to the exceptions set forth in paragraph 5(h), Employee agrees to protect, and not to use or disclose and not to destroy or delete, and immediately return any and all Confidential Information of the Company that is now in the possession, custody, or control of Employee, including any and all documents that exist in electronic form on Employee’s personal computer, as well as any other information stored by any means, including documents stored in any email account maintained or used by Employee or through any other means of physical, magnetic, electronic, virtual, or cloud storage. This information includes, but is not limited to any information disclosed to Employee by the Company either directly or indirectly, in writing, orally, or by inspection of tangible objects, including, without limitation, documents, processes, products, prototypes, plans, product plans, research, specifications, software, computer programs, or other copyrightable work, source code, trade secrets, business plans, customer, or client data, customer or client lists, customer or client names, lists of referral sources, price lists, pricing structures, business lists, business data, business techniques, business models, marketing techniques, marketing strategies, marketing plans or concepts, market information, financial data or analyses, financial forecasts or projections, financial formulas, budgets, third party or other contracts, contract amounts, salaries or wages, compensation and fringe benefit programs or packages, severance packages or agreements, internal, external, and/or personnel policies and procedures, company manuals or employee handbooks, training materials or procedures, bulletins, memos, and other materials and information relating to company operations, or any information or material that is designated as “confidential,” “proprietary,” or some similar designation (collectively “Proprietary Information”). (b) Employee reaffirms her obligations under the Employee Confidentiality, Non- Competition and Non-Solicitation Agreement and the Employment, Confidential Information and Invention Assignment, and Arbitration Agreement executed by Employee in connection with her employment with the Company (and any other similar agreement to which Employee is a party with the Company) (together, the “Confidentiality Agreements”), including her obligations of confidentiality, assignment of intellectual property, non-competition and non-solicitation within the foregoing, represents

5 US-DOCS\171017770.2 and warrants that he has not breached the same, and understands that such obligations continue after termination of employment and execution of this Agreement. (c) Employee warrants that Employee has returned all property of the Company. Employee also acknowledges and agrees that Employee is obligated to return any and all of the Company’s proprietary materials. This includes keys, computers, phones, files, and any other tangible items belonging to the Company. (d) Employee agrees to make herself reasonably available to, and to reasonably cooperate with the Company in, any internal investigation or administrative, regulatory, or judicial inquiry, investigation, proceeding or arbitration solely relating to matters Employee was involved in due to her employment with the Company. (e) Employee agrees that Employee will not publicly or privately disparage the Company or the Company’s reputation, products, processes, partners, executives or directors, and agrees not to contact current employees, independent contractors, vendors, brokers, distributors or any other business partners or associates of the Company and speak ill of the Company or the Company’s products, processes, partners, or executives, or to take any action that might damage relationships between the Company and the Company’s current employees, independent contractors, vendors, brokers, distributors or any other business partners or associates of the Company. (f) Employee also agrees that if there is any violation of this paragraph 5, Employee will forfeit her right to any accelerated vesting benefits and be subject to pay restitution of any accelerated vesting already provided to Employee. (h) Employee acknowledges and agrees that nothing in this Agreement, any Confidentiality Agreement or in any other agreement between her and the Company prohibits or limits her from (x) initiating communications directly with, responding to any inquiry from, volunteering information to, or providing testimony before the Securities and Exchange Commission, the Department of Justice, the U.S. Commodity Futures Trading Commission, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, any regulatory or self-regulatory organization, or any other governmental, law enforcement, or regulatory authority, regarding this Agreement and its underlying facts and circumstances, or any reporting of, investigation into, or proceeding regarding suspected violations of law, (y) exercising any rights Employee may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (z) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Employee has reason to believe is unlawful and that he is not required to advise or seek permission from the Company before engaging in any such activity. Employee further acknowledges that, in connection with any such activity, he must inform such authority of the confidential nature of any confidential information that he provides, and that he is not permitted to disclose any information that is protected by the attorney-client privilege or any other privilege belonging to the Company, as the Company does not waive and intends to preserve such privileges. Employee is hereby notified that, pursuant to federal law (the Defend Trade Secrets Act), an individual, shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is (i) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or (ii) made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. 6. Non-Assignment of Rights. Employee warrants that Employee has not assigned or transferred to any third party any right or claim described in the general release given in paragraph 4 above.

6 US-DOCS\171017770.2 7. No Reliance on Extraneous Information. Employee acknowledges that, in signing this Agreement, Employee is not relying on any information provided to Employee by the Company, nor is Employee relying upon the Company to provide any information. 8. Modification. No provision of this Agreement shall be amended, waived, or modified except by an instrument in writing signed by the Parties. 9. Voluntary Execution. Employee hereby represents that Employee has read and understands the contents of this Agreement, that no representations other than those contained herein have been made to induce Employee or to influence Employee to execute this Agreement, but that Employee executes this Agreement knowingly and voluntarily, after having received independent legal counsel of Employee’s own choosing, if Employee so chooses. 10. Severability. If any provision of this Agreement is found to be illegal or unenforceable, in whole or in part, such provision or part thereof shall be treated as severable, leaving valid the remainder of this Agreement, including the other provisions, which shall remain effective and enforceable to the greatest extent permitted by law. 11. Integration. This Agreement, together with the Confidentiality Agreements and the equity plan and award agreements governing Employee’s RSUs and PSUs, constitutes the entire understanding and agreement between the Parties with respect to the subject matter herein, and supersedes all prior all previous understandings, agreements, communications, and representations, whether written or oral, between the Parties regarding the subject matter of this Agreement, including the Offer Letter as well as any benefits arising under the Company’s Key Employee Severance Plan. 12. Headings. The paragraph headings used herein are for convenience and shall not be deemed to modify or construe the provisions hereof. 13. Rights of Non-Parties. All persons or entities against whom claims are released or waived by this Agreement are either party to or intended beneficiaries of this Agreement and shall have the same right and ability to enforce the release or waiver provided by this Agreement as though a party and signatory hereto. 14. Governing Law. This Agreement will be governed by and construed according to the laws of the State of Utah, without regard to the conflicts of laws rules of any state. Any and all legal action arising out of or relating to this Agreement or the Confidentiality Agreements shall be resolved in the federal courts in Salt Lake City, Utah. 15. Clawback Policy. All payments and benefits provided herein will be subject to recoupment in accordance with any clawback policy of the Company adopted pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. 16. Attorney Fees. In any action to interpret or enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to its court costs, to such reasonable attorneys’ fees, expert witness fees, and legal expenses, in addition to any other relief to which such party may be entitled and as may be fixed by the court. 17. Binding Against Heirs. This Agreement, including the terms and provisions thereof, shall bind and benefit the Parties; their officers, agents, and employees; any parent, subsidiary, or affiliated

7 US-DOCS\171017770.2 companies thereof; any individuals signatory hereto and their heirs and executors; and any authorized successors, legal representatives, and permitted assigns of any of the foregoing. 18. Non-Waiver. No failure to exercise or enforce or delay in exercising or enforcing, or partial exercise or enforcement of, any right, obligation or commitment under this Agreement shall constitute a waiver thereof, nor shall it preclude any other or further exercise or enforcement of any right, obligation or commitment under this Agreement. 19. No Admission of Liability. The Parties hereto acknowledge and agree that this Agreement does not constitute an admission of liability by any party and that each party denies liability to any other party. 20. Signature by Counterparts. This Agreement may be executed in one or more counterpart(s), each of which is deemed an original, all of which together constitute one and the same agreement and shall be valid and enforceable as an original as though all original signatures had been obtained on the same signature page of this Agreement. 21. Withholding. Employee acknowledges that all payments to her pursuant to this Agreement shall be subject to all applicable taxes and withholdings and reported on a Form W-2. [Signature Page Follows]

8 US-DOCS\171017770.2 IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Agreement as of the date first written above. EMPLOYEE BED BATH & BEYOND, INC. By: Print Name: Adrianne Lee Print Name: Date: Title: Date: Marcus Lemonis Executive Chairman and CEO 28/04/2026 Adrianne Lee (Apr 28, 2026 22:03:21 CDT) Adrianne Lee 28/04/2026

Release Agreement A Lee(171017770.3) Final Audit Report 2026-04-29 Created: 2026-04-29 By: Melissa Smith (melismith@beyond.com) Status: Signed Transaction ID: CBJCHBCAABAAtPFSoiDn5oGIaWg5IaTvR6fEXhRDdCnN "Release Agreement A Lee(171017770.3)" History Document created by Melissa Smith (melismith@beyond.com) 2026-04-29 - 0:55:06 AM GMT Document emailed to Adrianne Lee (adrianne.b.lee@hotmail.com) for signature 2026-04-29 - 0:55:11 AM GMT Document emailed to Marcus Lemonis (kporter@marcuslemonis.com) for signature 2026-04-29 - 0:55:11 AM GMT Email viewed by Marcus Lemonis (kporter@marcuslemonis.com) 2026-04-29 - 1:07:13 AM GMT Document e-signed by Marcus Lemonis (kporter@marcuslemonis.com) Signature Date: 2026-04-29 - 1:07:48 AM GMT - Time Source: server Email viewed by Adrianne Lee (adrianne.b.lee@hotmail.com) 2026-04-29 - 2:58:17 AM GMT Document e-signed by Adrianne Lee (adrianne.b.lee@hotmail.com) Signature Date: 2026-04-29 - 3:03:21 AM GMT - Time Source: server Agreement completed. 2026-04-29 - 3:03:21 AM GMT